UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

802 N. Douty Street Hanford, California	93230
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01    Entry into a Material Definitive Agreement

Investment Agreement

On October 3, 2017, S&W Seed Company (the "Company") entered into an Investment Agreement (the "Investment Agreement") with MFP Partners, L.P. ("MFP"), a stockholder of the Company. Pursuant to the Investment Agreement the Company agreed to, among other things, commence a rights offering (the "Rights Offering") in which the Company will offer nontransferable subscription rights (the "Rights") to purchase up to an aggregate of 3,500,000 shares of the Company's Common Stock (the "Shares"). The Rights will be distributed to each holder of the Company's Common Stock and warrants to purchase the Company's Common Stock ("Eligible Holders") as of a record date to be determined by the Company's Board of Directors (the "Board"). Each whole Right will entitle the holder thereof to purchase one Share at a subscription price of $3.50 per share (the "Subscription Price"). In addition, if any of the Eligible Holders do not exercise all of the Rights in full, then each Eligible Holder who exercises its Rights in full will have the opportunity, on a pro rata basis, to subscribe, at the Subscription Price, to purchase any remaining Shares not purchased upon the exercise of the Rights.

Upon the expiration of the Rights Offering, and subject to the terms and conditions of the Investment Agreement, MFP has agreed to purchase, at the Subscription Price, all of the Shares not purchased pursuant to the exercise of Rights in the Rights Offering (the "Backstop Commitment").

The Investment Agreement contains customary representations, warranties and covenants by the parties and termination provisions. In addition, the Company has agreed to indemnify MFP and its affiliates and their respective officers, directors, members, partners, employees, agents, and controlling persons for losses arising out of the Rights Offering, the MFP Investment Agreement or any of the transactions contemplated by such agreement, subject to limited exceptions.

One of the Company's directors, Alexander C. Matina, is Vice President of Investments of the general partner of MFP. Mr. Matina recused himself from the deliberations of the Board regarding its approval of the Investment Agreement and the Backstop Commitment. In addition, the Audit Committee of the Board has approved the Backstop Commitment.

The Company will not pay a fee to MFP in connection with the Backstop Commitment. The Company has agreed to pay up to $50,000 of MFP's expenses in connection with the Investment Agreement and the Rights Offering.

Once determined by the Board, the Company intends to announce the record date and the commencement and expiration dates of the Rights Offering (which expiration date will be at least 20 calendar days following the commencement date). The Rights Offering may be amended, canceled or extended, subject to the terms of the Investment Agreement.

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, a copy of which is attached to this report as Exhibit 99.1.

Registration Rights Agreement

The Investment Agreement requires that the Company and MFP enter into a Registration Rights Agreement (the "Registration Rights Agreement") at the closing of the rights offering and Backstop Commitment (the "Closing Date"). Pursuant to the Registration Rights Agreement, the Company will agree to, among other things, (i) file a registration statement with the U.S. Securities and Exchange Commission within 30 days of the Closing Date to cover the resale by MFP of the shares purchased by MFP pursuant to the Investment Agreement and certain other shares held by MFP, (ii) cause such registration statement to become effective as soon as practicable following the filing thereof and (iii) take all other actions as may be necessary to keep such registration statement continuously effective during the timeframes set forth in the Registration Rights Agreement. If the Company fails to comply with certain obligations with respect to filing and securing effectiveness of such registration statement, the Company would be obligated to pay liquidated damages to MFP in the amount of 1% of MFP's aggregate purchase price of the shares purchased by MFP pursuant to the Investment Agreement for each applicable 30 day period, up to an aggregate maximum of 4%, so long as the event giving rise to the damages remains uncured, all as set forth in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, a copy of which is attached to this report as an exhibit to the Investment Agreement in Exhibit 99.1.

Item 3.02    Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 above are incorporated herein for this Item 3.02.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Investment Agreement dated October 3, 2017, by and between the Company and MFP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: October 4, 2017

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EXHIBIT INDEX

Exhibit	Description
99.1	Investment Agreement dated October 3, 2017, by and between the Company and MFP.